    As filed with the Securities and Exchange Commission on February 5, 1998

                                          REGISTRATION NO. 333- ________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CYRK, INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                                                              04-3081657
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                                   3 Pond Road
                              Gloucester, MA 01930
               (Address of Principal Executive Offices) (Zip Code)

                             1993 OMNIBUS STOCK PLAN

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                           1997 ACQUISITION STOCK PLAN
                            (Full title of the plans)

                           Patricia J. Landgren, Esq.
                                 General Counsel
                                   3 Pond Road
                              Gloucester, MA 01930
                     (Name and address of agent for service)

                                 (978) 283-5800
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED                  PROPOSED
TITLE OF SECURITIES      AMOUNT TO BE           MAXIMUM OFFERING          MAXIMUM AGGREGATE              AMOUNT OF
 TO BE REGISTERED        REGISTERED (1)          PRICE PER SHARE            OFFERING PRICE            REGISTRATION FEE

  Common Stock               12,500                $10.063(2)                $   125,788                 $   37.11
                              5,000                 10.750(2)                     53,750                     15.86
                             21,431                 10.800(2)                    231,455                     68.28
                            236,769                 10.869(2)                  2,573,442                    759.17
                             35,000                 10.870(2)                    380,450                    112.23
                             27,049                 10.875(2)                    294,158                     86.78
                              5,000                 11.250(2)                     56,250                     16.59
                             50,000                 11.750(2)                    587,500                    173.31
                              1,000                 12.875(2)                     12,875                      3.80
                            148,200                 14.295(2)                  2,118,519                    624.96
                          1,608,051                 10.000(3)                 16,080,510                  4,743.75
                          ---------                                          -----------                 ---------
                          2,150,000                                          $22,514,697                 $6,641.84
----------------------------------------------------------------------------------------------------------------------


(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) This estimate is made pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h)(1) under the Securities Act solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on February 3, 1998.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an additional 2,150,000 shares of Common Stock, $.01 par value, of Cyrk, Inc. (the "Company") which have been reserved for issuance under the Company's 1993 Omnibus Stock Plan (1,000,000 shares), 1993 Employee Stock Purchase Plan (150,000 shares), and 1997 Acquisition Stock Plan (1,000,000 shares). The Company previously filed with the Securities and Exchange Commission (the "Commission") on February 14, 1994, a Registration Statement on Form S-8 (File No. 33-75194), covering an aggregate of 825,000 shares of the Company's Common Stock, including 525,000 shares then reserved for issuance under the Company's 1993 Omnibus Stock Plan and 150,000 shares then reserved for issuance under the Company's 1993 Employee Stock Purchase Plan; and on February 15, 1995, a Registration Statement on Form S-8 (File No. 33-89534), covering 1,475,000 shares of the Company's Common Stock, representing an increase in the number of shares then reserved for issuance under the Company's 1993 Omnibus Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Company's 1996 Annual Report to Stockholders filed with the Commission on March 31, 1997, containing the Company's audited financial statements for its fiscal year ending December 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1997, June 30, 1997 and September 30, 1997 filed with the Commission;

         (c) The Company's Reports on Form 8-K filed with the Commission on April 22, 1997, May 8, 1997 and June 24, 1997, and the
                  Company's Report of Form 8-K/A filed with the Commission on July 23, 1997;

         (d) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on June 4, 1993 from the Company's registration statement on Form S-1 (SEC File No. 33-63118) initially filed with the Commission on May 20, 1993; and

         (e) All other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 20, 1993.

         In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article VIII of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

         Article IX of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

         *10.2    The Company's Employee Stock Purchase Plan, as amended.

         @10.3    The Company's 1993 Omnibus Stock Plan, as amended.

         10.35    The Company's 1997 Acquisition Stock Plan.

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

         24.1     Power of Attorney (included in page II-5).


       * Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-63118) or an amendment thereto and incorporated herein by reference.

       @ Filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.


ITEM 9.   UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gloucester, The Commonwealth of Massachusetts on January 30, 1998.

                                       CYRK, INC.
                                       (Issuer and Employer)



                                       By: /S/ PATRICK D. BRADY
                                           -------------------------------------
                                           Patrick D. Brady
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick D. Brady, Gregory P. Shlopak and Patricia
J. Landgren, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                            TITLE/CAPACITY                  DATE

     /S/ GREGORY P. SHLOPAK
     -------------------------------
     Gregory P. Shlopak                   Chairman of the Board           January 30, 1998
                                            Chief Executive Officer
                                            Director (principal
                                            executive officer)


     /S/ PATRICK D. BRADY
     -------------------------------
     Patrick D. Brady                     President                       January 30, 1998
                                            Chief Operating Officer
                                            Director

     /S/ JOSEPH W. BARTLETT
     -------------------------------
     Joseph W. Bartlett                   Director                        January 30, 1998



     /S/ J. ANTHONY KOUBA
     -------------------------------
     J. Anthony Kouba                     Director                        January 30, 1998



     /S/ LOUIS MARK, JR.
     -------------------------------
     Louis Marx, Jr.                      Director                        January 30, 1998



     /S/ DOMINIC F. MAMMOLA
     -------------------------------
     Dominic F. Mammola                   Vice President and Chief        February 4, 1998
                                            Financial Officer

                                INDEX TO EXHIBITS





NUMBER                                EXHIBIT

  5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

*10.2          The Company's Employee Stock Purchase Plan, as amended.

@10.3          The Company's 1993 Omnibus Stock Plan, as amended.

 10.35         The Company's 1997 Acquisition Stock Plan.

 23.1          Consent of Coopers & Lybrand L.L.P.

 23.2          Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

 24.1          Power of Attorney (included in page II-5).


* Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-63118) or an amendment thereto and incorporated herein by reference.

@ Filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.